Exhibit 99.8(c)

                      TRANSFER AGENCY AND SERVICE AGREEMENT

     AGREEMENT made as the 16th day of December, 1999 by and between. RNC Mutual Fund Group, Inc. (the "Corporation"), a Maryland corporation, on behalf of the RNC Money Market Fund (the "Fund"), a series of the Corporation, and ICA Fund Services Corp., a Delaware corporation ("ICA").

     WHEREAS, the Corporation is an open-end management series investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 (the "1940 Act"); and ICA is registered as a transfer agent under the Securities Exchange Act of 1934 (the "1934 Act");

     WHEREAS, the Corporation desires to appoint ICA as the transfer agent, dividend disbursing agent and agent of the Fund in connection with certain other activities, and ICA desires to accept such appointment;

     NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the Corporation and ICA hereby agree as follows:

     1. TERMS OF APPOINTMENT; DUTIES OF ICA

     1.01. Subject to the terms and conditions set forth in this agreement, the Corporation hereby employs and appoints ICA, and ICA agrees, to act as the transfer agent for the Fund's authorized and issued shares of beneficial interest ("Shares") and the dividend disbursing agent and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of the Fund ("Shareholders").

     1.02. ICA agrees that it will perform the following services

          (a) In accordance with the Corporation's Registration Statement with respect to the Fund, which describes how sales and redemptions of Shares shall be made, ICA shall:

               (i) Receive for acceptance order for the purchase of Shares, and promptly deliver payment and appropriate documentation therefor to the Custodian of the Fund authorized by the Board of Directors of the Corporation (the "Custodian");

               (ii) Pursuant to purchase orders, issue the appropriate number of full and fractional Shares and hold such Shares in the appropriate Shareholder account;

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               (iii) Receive for acceptance  redemption  requests and redemption directions and deliver the appropriate documentation therefor to the Custodian;

               (iv) At the appropriate time as and when it receives movies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

               (v) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

               (vi) Prepare and transmit payments for dividends and distributions declared by the Fund, and effect dividend and capital gains distribution reinvestments in accordance with Shareholder instructions;

               (vii) Serve as a record keeping  transfer agent for the Fund, and
          maintain   records  of  account  for  and  advise  the  Fund  and  its
          Shareholders as to the foregoing; and

               (viii) Record the issuance of Shares and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Shares which are authorized, based upon data provided to it by the Fund, and, issued and outstanding.

          (b) In addition to and not in lieu of the services set forth in the above paragraph (a), ICA shall:

               (i) Perform all of the  customary  services of a transfer  agent, dividend disbursing agent, including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and
          statements   of  account  to   Shareholders   for  all  purchases  and
          redemptions of Shares and other confirmable transactions in Shareholder accounts as prescribed in the federal securities laws or as described in the Corporation's Registration Statement, preparing and mailing activity statements for Shareholders, and providing Shareholder account information; and

               (ii) provide a system and reports which will enable the Fund to monitor the total number of Shares sold in each State. The responsibility of ICA pursuant to this Agreement for the Fund's blue sky State registration status is solely limited to the initial

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          establishment  of  transactions  subject to blue sky compliance by the
          Fund and the reporting of such transactions to the Fund as provided above.

     Procedures applicable to certain of these services may be established from time to time by agreement between the Corporation and ICA.

     1.03. The Fund agrees that it will:

          (i) identify to ICA in writing those transactions and shares to be treated as exempt from blue sky reporting for each State; and

          (ii) monitor the daily activity for each State, as provided by ICA.

     1.04. In the performance of these services, ICA agrees that it shall exercise the care and adhere to the standards that are usual and customary for mutual fund transfer agents.

2. FEES AND EXPENSES

     2.01. For performance by ICA pursuant to this Agreement, the Corporation agrees to pay ICA fees as set out in the fee schedule attached hereto. Such fees and out-of pocket expenses and advances identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Corporation and ICA.

     2.02. In addition to the fee paid under Section 2.01 above, the Corporation agrees to reimburse ICA for out-of-pocket expenses or advances incurred by ICA in connection with its duties under this Agreement. In addition, any other expenses insured by ICA at the request or with the consent of the Corporation, will be reimbursed by the Corporation.

     2.03. Unless otherwise stated, ICA shall look only to the assets of the Fund to satisfy the fees earned and expenses incurred by ICA.

3. INDEMNIFICATION

     3.01. ICA shall not be responsible for, and the Corporation shall indemnify and hold ICA harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

          (a) All actions of ICA or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith sad without negligence, willful misconduct, or in reckless disregard of its duties under this Agreement..

          (b) The Corporation's refusal or failure to comply with the terms of this Agreement, or which arise out of the Corporation's lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Corporation hereunder.

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          (c) The reliance on or use by ICA or its agents or  subcontractors  of information, records and documents which (i) are received by ICA or its agents or subcontractors and furnished to it by or on behalf of the
     Corporation,   and  (ii)  have  been  prepared  and/or  maintained  by  the
     Corporation or any other person or four on behalf of the Corporation.

          (d) The reliance on, or the carrying out by ICA or its agents or subcontractors of any written instruction signed by an officer of the Corporation, or any legal opinion of counsel to the Corporation.

          (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

          (f) The content, adequacy or completeness of any prospectus, proxy statement, financial report or other document required or requested by the Corporation to be transmitted to Shareholders.

     3.02. ICA shall indemnify and hold the Corporation harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by ICA as a result of ICA's lack of good faith, gross negligence or willful misconduct or the breach of air warranty or representation of ICA hereunder.

     3.03. At any time ICA may apply to any officer of the Corporation for instructions, and may consult with the Corporation's legal counsel with respect to any matter arising, in connection with the services to be performed by ICA under this Agreement, and ICA and its agents or subcontractors shall not be liable and shall be indemnified by the Corporation for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. ICA, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Corporation, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided ICA or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Corporation, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Corporation. ICA, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Corporation, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar

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     3.04. In the event either party is unable to perform its obligations  under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

     3.05. Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

     3.06.  In  order  that the  indemnification  provisions  contained  in this
Article 3 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

4. COVENANTS OF THE CORPORATION AND ICA

     4.01. ICA shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable, provided such form and manner of recordkeeping conforms to the applicable provisions of the 1934 Act and the 1940 Act. To the extent required by Section 31 of the 1940 Act and the Rules thereunder, ICA agrees that all such records prepared or maintained by ICA relating to the services to be performed by ICA hereunder are the property of the Corporation and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Corporation on and in accordance with its request.

     4.02. ICA and the Corporation agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

     4.03. In case of any requests or demands for the inspection of the Shareholder records of the Fund, ICA will endeavor to notify the Corporation and to secure instructions from an authorized officer of the Corporation as to such inspection. ICA reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person, and shall promptly notify the Corporation of any unusual request to inspect or copy the shareholder records of the Fund or the receipt of any other unusual request to inspect, copy or produce the records of the Corporation.

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     4.04.  The  Corporation  covenants  that it  shall  keep  its  Registration
Statement with respect to the Fund current and in effect; that such Registration Statement shall contain all the information required by Form N-1A under the 1940 Act; that such Registration Statement shall contain no material misstatements of fact or fail to state any facts the omission of which would render the facts stated misleading; and that the Corporation shall be responsible for the payment of all registration fees applicable to the Shares. The Corporation agrees to notify ICA of all states in which the Fund's Shares are registered for sale, any limitations on the amount of Shares that can be sold in any state and any changes in the status of a state registration.

5. TERMINATION OF AGREEMENT

     5.01. This Agreement shall become effective as of the date hereof and shall remain in force for as indefinite period, provided however, that both parties to this Agreement have the option to terminate the Agreement, without penalty, upon thirty (30) days' prior written notice.

     5.02. Should the Corporation exercise its right to terminate, all expenses incurred by ICA associated with the movement of records and material will be borne by the Corporation. Such expenses will include all out-of-pocket expenses and the reasonable cost of all time incurred to train or consult with the successor transfer agent with regard to the transfer of shareholder accounting and stock transfer responsibilities.

6. AMENDMENTS TO THIS AGREEMENT

     This Agreement may be amended by the parties hereto only if such amendment is in writing and signed by both parties.

7. MERGER OF AGREEMENT

     This Agreement constitutes the entire agreement between the parties hereto and' supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

8. NOTICES

     All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Corporation:                     To ICA:
RNC Mutual Fund Group, Inc.             ICA Fund Services Core.
                                        4455 E. Camelback Road, Suite 261E
                                        Phoenix, AZ 85018

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     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the day and year first above written.


RNC MUTUAL FUND GROUP, INC.             ICA FUND SERVICES CORP.
on behalf of the
RNC Money Market Fund


By:                                     By:
    -------------------------------         -------------------------------
Title:                                  Title:
       ----------------------------            ----------------------------

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                                   SCHEDULE A

                        TRANSFER AGENCY AND SERVICE FEES

ICA Fund Services Core. will charge the greater of

1.) $500 per month per class of shares

OR

2.) Based on the total number of open accounts at the following annual rates, billed monthly:

Equity Fund              $10 per account
Fixed Income Fund        $12 per account

                             OUT OF POCKET EXPENSES

The following expenses will be charged to the Fund as incurred by ICA Fund Services Corp. in connection with the performance of its duties: Telephone toll charges, facsimile transmissions, postage, bulk copy runs and courier charges.

                                CONVERSION COSTS

Conversion costs will be negotiated based upon the condition of records to be converted and the volume of records to be converted.

                                SPECIAL REPORTS

All reports and/or analyses requested by the Fund's auditors, legal counsel, Advisor, or any regulatory agency having jurisdiction over the Fund, that are not in the normal course of administrative or transfer agency activities as specified in this Agreement or are not required to clarify standard reports generated by ICA Fund Services Corp., shall be subject to an additional charge, agreed upon in advance and in writing, based upon the following rates:

Labor:
Senior staff        $100.00/hr.
Junior staff        $ 50.00/hr.
Computer time       $ 45.00/hr.

                               CUSTOM PROGRAMMING

All Custom programming requests to be used by ICA Fund Services Corp., the Advisor or any regulatory agency, to be made to ICA Fund Services Corp.'s transfer agency system shall be subject to an additional charge, agreed upon in advance and in writing.

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